Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-52154 of eSpeed, Inc. and subsidiaries (the Company) on Form S-3 (relating to the eSpeed, Inc. 1999 Long-Term Incentive Plan), Registration Statement No. 333- 34324 of the Company on Form S-8 (relating to the "eSpeed, Inc. 1999 Long-Term Incentive Plan and the eSpeed, Inc. Employee Stock Purchase Plan) and Registration Statement No. 333-49056 of the Company on Form S-8, including Post-Effective Amendment No. 1 thereto dated February 27, 2001 (relating to the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates), of our reports, dated March 15, 2005, relating to the financial statements of eSpeed, Inc. and subsidiaries and management's report of the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of eSpeed, Inc. and subsidiaries for the year ended December 31, 2004.

March 15, 2005
New York, New York